Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT is made as of [                    ], 2006 between First Data Corporation, a Delaware corporation (“First Data”), and The Western Union Company, a Delaware corporation (“Western Union”) and, as of the date hereof, a wholly-owned subsidiary of First Data.

RECITALS

A. First Data and Western Union have entered into a Separation and Distribution Agreement dated as of [                    ], 2006 (the “Distribution Agreement”) pursuant to which First Data will distribute on a pro rata basis to the holders of First Data’s Common Stock, $0.01 par value per share (“First Data Common Stock”), without any consideration being paid by the holders of such First Data Common Stock, all of the outstanding shares of Western Union’s Common Stock, $0.01 par value per share (“Western Union Common Stock”) then owned by First Data (the “Distribution”).

B. In connection with the Distribution, First Data and Western Union desire to enter into this Employee Matters Agreement.

In consideration of the mutual promises contained herein and in the Distribution Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Unless otherwise defined herein, each capitalized term shall have the meaning specified for such term in the Distribution Agreement. As used in this Agreement:

“Agreement” means this Employee Matters Agreement together with those parts of the Distribution Agreement referenced herein and all Schedules hereto and all amendments, modifications and changes hereto and thereto.

“Business Employee” means a Transferred Employee or any other individual employed at any time on or prior to the Distribution Date by Western Union or any of its Subsidiaries or Affiliates who has, as of the Distribution Date, or who, immediately prior to his or her termination of employment with all of First Data, its Subsidiaries and their respective Affiliates, had employment duties primarily related to the Transferred Business.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Part 6 of Subtitle B of Title I of ERISA and at Section 4980B of the Code, as amended.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Domestic Business Employee” means a Business Employee who is located in the United States or who is an expatriate Business Employee employed by a Western Union U.S.

entity but who is performing services outside of the United States for a temporary period of time at the request of his employer.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et. seq.

“First Data Non-ERISA Benefit Arrangement” means any Non-ERISA Benefit Arrangement sponsored or maintained by First Data.

“First Data Plan” means any Pension Plan or Welfare Plan sponsored or maintained by First Data.

“IRS” means the U.S. Internal Revenue Service.

“Non-Domestic Business Employee” means a Business Employee who is located outside the United States or who is an inpatriate Business Employee in the U.S. employed by a Western Union Non-U.S. entity but who is performing services in the United States for a temporary period of time at the request of his employer.

“Non-ERISA Benefit Arrangement” means any contract, agreement, policy, practice, program, plan, trust or arrangement, other than a Pension Plan or Welfare Plan, providing for benefits, perquisites or compensation of any nature to any Business Employee, or to any family member, dependent or beneficiary of any such Business Employee, including, without limitation, disability, severance, health, dental, life, accidental death and dismemberment, travel and accident, tuition reimbursement, supplemental unemployment, vacation, sick, personal or bereavement days, holidays, retirement, deferred compensation, profit sharing, bonus, stock-based compensation or other forms of incentive compensation.

“Pension Plan” means any pension plan as defined in Section 3(2) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

“Transferred Employee” means an employee of First Data or any First Data Subsidiary (other than Western Union or any Western Union Subsidiary) whose employment is transferred to Western Union immediately prior to the Distribution Date.

“Welfare Plan” means any employee welfare plan as defined in Section 3(1) of ERISA, without regard to Section 4(b)(4) or 4(b)(5) of ERISA.

1.02 In this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words used in the plural include the singular;

(b) references to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and a reference to such Person’s “Affiliates” shall be deemed to mean such Person’s Affiliates following the Distribution;

(c) references to any gender includes the other gender;

(d) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(e) references to any Article, Section or Schedules means such Article or Section of, or such Schedule to, this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

(f) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g) references to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

(h) references to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”;

(j) accounting terms used herein shall have the meanings historically ascribed to them by First Data and its Subsidiaries, including Western Union, in its and their internal accounting and financial policies and procedures in effect prior to the date of this Agreement;

(k) if there is any conflict between the provisions of the Distribution Agreement and this Agreement, the provisions of this Agreement shall control with respect to the subject matter hereof; if there is any conflict between the provisions of the body of this Agreement and the Schedule hereto, the provisions of the body of this Agreement shall control unless explicitly stated otherwise in such Schedule;

(l) the titles to Articles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement;

(m) any portion of this Agreement obligating a Party to take any action or refrain from taking any action, as the case may be, shall mean that such Party shall also be obligated to cause its relevant Affiliates to take such action or refrain from taking such action, as the case may be; and

(n) unless otherwise specified in this Agreement, all references to dollar amounts herein shall be in respect of lawful currency of the United States.

ARTICLE II

ASSIGNMENT OF EMPLOYEES

Effective immediately prior to the Distribution Date, the employment of the Transferred Employees by First Data shall be terminated and thereupon shall commence with and shall be assigned and transferred to Western Union or a Western Union Subsidiary. Notwithstanding anything set forth below or herein to the contrary, nothing in this Agreement shall create any obligation on the part of any Western Union Party to continue the employment of any employee for any definite period following the Distribution Date or to change the employment status of any employee from “at will.” Notwithstanding the foregoing, if and only to the extent necessary to preserve payroll, benefits, or other legal entitlements with respect to employees outside the United States, a Western Union Party and a First Data Party may enter into one or more agreements whereby such Party may lease employees from the other company or its Subsidiary for a period of not more than three calendar months following the Distribution Date. Any such agreement(s) shall require the company benefiting from the services of such employee(s) to fully reimburse the leasing company for the full cost of the employee(s) remuneration and shall contain other terms and conditions consistent with an arm’s length commercial relationship between the leasing entity and the service recipient.

ARTICLE III

PENSION PLANS

3.01 U.S. Defined Contribution Plans.

(a) Western Union ISP.

(1) Establishment of Western Union Company Incentive Savings Plan. On or before, but effective as of the close of business on the Distribution Date, Western Union shall adopt, establish and maintain a 401(k) profit sharing Pension Plan and trust intended to be qualified under Section 401(a) of the Code and exempt from federal income tax under Section 501(a) of the Code (the “Western Union ISP”). As soon as practicable after the adoption of the Western Union ISP, Western Union shall submit an application for determination to the IRS for a determination that the Western Union ISP is qualified under Section 401(a) of the Code and that the related trust is exempt from federal income tax under Section 501(a) of the Code, and shall take any actions not inconsistent with Western Union’s other general commitments contained in this Agreement and make any amendments necessary to receive such determination.

(2) Transfer of Account Balances and Unallocated Amounts. As soon as administratively practicable after the Distribution Date, there shall be transferred from the First Data Corporation Master Trust for Defined Contribution Plans (“DC Master Trust”) to the trust established by Western Union for the Western Union ISP assets having a value as of the applicable valuation date that are equal to the value of the account balances of, and liabilities with respect to, all Business Employees (other than Business Employees whose employment has terminated prior to the Distribution Date and other than Business Employees located in Puerto Rico) with an account balance under the First Data Corporation Incentive Savings Plan (“First Data ISP”) as of such valuation date. In addition, as soon as administratively practicable after the Distribution Date, there shall be transferred from the DC Master Trust to the trust established by Western Union to hold Western Union ISP assets a pro rata share of all unallocated amounts held in the DC Master Trust (other than unallocated forfeitures attributable to the Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees), determined based upon the ratio of the sum of the account balances of the Business Employees described in the immediately preceding sentence as of the applicable valuation date to the sum of all account balances held in the DC Master Trust as of such valuation date. Such transferred assets shall be in cash, shares of securities, promissory notes evidencing outstanding plan loans of such Business Employees, and shares of First Data Common Stock and Western Union Common Stock, and such transfer shall be made in accordance with Section 414(l) of the Code. Liabilities under any qualified domestic relations orders (as defined in Section 414(p) of the Code) received with respect to any accounts transferred to the Western Union ISP shall be transferred to and assumed by the Western Union ISP at the time such assets attributable to such accounts are transferred. Western Union shall assume and thereafter be solely responsible for all then existing and future employer liabilities related to such Business Employees under the Western Union ISP and the administration thereof, and the First Data Parties shall have no liability therefor.

(b) Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees. Following the Distribution Date, Western Union Financial Services, Inc. shall continue to be the plan sponsor of the Western Union Financial Services, Inc. Retirement Savings Plan for Bargaining Unit Employees (the “RSP”). As soon as administratively practicable after the Distribution Date, there shall be transferred from the DC Master Trust to the trust established by Western Union Financial Services, Inc. (or its designee) for the RSP assets (the “RSP Trust”) having a value as of the applicable valuation date that are equal to the value of the account balances of, and liabilities with respect to, the RSP as of such valuation date. In addition, as soon as administratively practicable after the Distribution Date, there shall be transferred from the DC Master Trust to the RSP Trust all unallocated forfeitures attributable to the RSP as well as a pro rata share of all other unallocated amounts held in the DC Master Trust, determined based upon the ratio of the sum of the account balances of the RSP as of the applicable valuation date to the sum of all account balances held in the DC Master Trust as of such valuation date. Following the date of such asset transfer, the First Data Parties shall have no liability relating to the RSP.

(c) Western Union Pension Plan and Western Union Financial Services, Inc. Pension Plan. Following the Distribution Date, Western Union Financial Services, Inc. shall continue to be the plan sponsor of the Western Union Pension Plan and the Western Union Financial Services, Inc. Pension Plan. As soon as administratively practicable after the Distribution Date, there shall be retitled in the name of the Western Union Master Pension Trust as established by Western Union Financial Services, Inc. (or its designee) assets having a value as of the applicable valuation date that are equal to the value of the accrued benefits of, and liabilities with respect to, the Western Union Pension Plan and the Western Union Financial Services, Inc. Pension Plan as of such valuation date, as determined by First Data and Western Union. Following the date of the transaction contemplated in the immediately preceding sentence, the First Data Parties shall have no liability arising out of or otherwise with respect to the Western Union Pension Plan or the Western Union Financial Services, Inc. Pension Plan.

3.02 Supplemental Non-Qualified Deferred Compensation Plan. On or before, but effective as of the close of business on Distribution Date, Western Union shall adopt a non-qualified deferred compensation plan (the “Western Union Supplemental Incentive Savings Plan”). Western Union shall assume, and shall cause the Western Union Supplemental Incentive Savings Plan to assume, responsibility for all liabilities and fully perform, pay and discharge all obligations, when such obligations become due, to the Business Employees under the First Data Corporation Supplemental Incentive Savings Plan (“SISP-1 and SISP-2”) immediately prior to the Distribution Date. Following such date, the First Data Parties shall have no liability arising out of or otherwise with respect to the SISP-1 and SISP-2.

3.03 Non-U.S. Retirement Plans. Following the Distribution Date, Western Union shall cause its Non-U.S. Subsidiaries to continue to maintain in full force and effect retirement plans as were sponsored and maintained by such Subsidiaries immediately prior to the Distribution Date, and neither First Data nor any First Data Subsidiary shall have any liability or obligation with respect to such plans or any participants or former participants in such plans with respect to their participation therein. In addition, effective either prior to or as of the Distribution Date, Western Union shall cause its Non-U.S. Subsidiaries in the United Kingdom, Japan, Canada, and Australia to adopt retirement plans with appropriate eligibility and benefits terms to ensure that Non-Domestic Business Employees in such countries are either (1) eligible to participate in the same type of plan and enjoy the same level of benefits for which such Non-Domestic Business Employees were eligible immediately prior to the Distribution Date (or date of plan adoption, if earlier), or (2) eligible to participate in a plan intended to provide a comparable level of benefits for which such Non-Domestic Business Employees were eligible immediately prior to the Distribution Date (or date of plan adoption, if earlier).

ARTICLE IV

WELFARE PLANS

4.01 Western Union Financial Services, Inc. Health and Welfare Benefit Plan. Following the Distribution Date, Western Union Financial Services, Inc. shall continue to be the plan sponsor of the Western Union Financial Services, Inc. Health and Welfare Benefit Plan, and the First Data Parties shall have no liability relating to such plan. The Western Union Financial Services, Inc. Health and Welfare Benefit Plan covers only collectively bargained employees. As of the date of this Agreement, all eligible non-union Domestic Business Employees participate in the First Data Corporation Health and Welfare Benefit Plan.

4.02 Continued Participation in First Data U.S. Welfare Plans; Establishment of Separate U.S. Welfare Plan Contracts. For the period beginning at the close of business on the Distribution Date and ending as of 11:59 p.m. on December 31, 2006, all eligible non-union Domestic Business Employees shall continue to be eligible to participate in the First Data Corporation Health and Welfare Benefit Plan. First Data and Western Union shall take reasonable steps to have separate provider contracts established under the terms of the First Data Corporation Health and Welfare Benefit Plan to provide coverage to Domestic Business Employees during such period. In consideration for the continued participation of the eligible non-union Domestic Business Employees in the First Data Corporation Health and Welfare Benefit Plan through December 31, 2006, Western Union shall pay to First Data, or reimburse it for, such amounts as are set forth in the Health and Life Benefits Schedule to the Transition Services Agreement.

4.03 Western Union’s Welfare Plans. (a) On or before, but effective as of January 1, 2007, Western Union shall have adopted for the benefit of eligible Domestic Business Employees and their respective eligible dependents, health (including medical, vision and dental), life, accidental death and dismemberment, disability and other Welfare Plans as determined by Western Union (the “Western Union Welfare Plans”). Domestic Business Employees shall be eligible to participate in the Western Union Welfare Plans as of January 1, 2007 on the terms established by Western Union.

(b) Following the Distribution Date, Western Union shall cause its Non-U.S. Subsidiaries to continue to maintain in full force and effect Welfare Plans as were sponsored and maintained at such Subsidiaries immediately prior to the Distribution Date, and neither First Data nor any First Data Subsidiary shall have any liability or obligation with respect to such plans or any participants or former participants in such plans with respect to their participation therein. First Data and Western Union shall have separate provider contracts established for employees of First Data and Western Union Non-U.S. Subsidiaries effective on or prior to the Distribution Date. In addition, effective either prior to or as of the Distribution Date, Western Union shall cause its Non-U.S. Subsidiaries in the United Kingdom, Japan, Canada, and Australia to adopt Welfare Plans with appropriate eligibility and benefits terms, to ensure that Non-Domestic Business Employees in such countries are either (1) eligible to participate in the same type of plan and enjoy the same level of benefits for which such Non-Domestic Business Employees were eligible immediately prior to the Distribution Date (or date of plan adoption, if earlier), or (2) eligible to participate in a plan intended to provide a comparable level of benefits for which such Non-Domestic Business Employees were eligible immediately prior to the Distribution Date (or date of plan adoption, if earlier), and neither First Data nor any First Data Subsidiary shall have any liability or obligation with respect to such plans or any participants in such plans.

4.04 Welfare Plan Liabilities.

(a) Western Union Liabilities. Except as otherwise provided in this Agreement, Western Union shall assume, and be solely responsible for all First Data and Western Union Welfare Plan liabilities incurred by any Business Employee on or after the Distribution Date.

(b) First Data Liabilities. First Data shall continue to be responsible after the Distribution Date for employer liabilities under the First Data Corporation Health and Welfare Benefit Plan and any Non-U.S Welfare Benefit Plan incurred with respect to Business Employees and their eligible dependents only with respect to the following (except as otherwise provided in this Agreement):

(1) Continuation Coverage for Terminated Domestic Business Employees and their Dependents. Any Domestic Business Employee whose employment terminates prior to January 1, 2007 for any reason, including a Domestic Business Employee currently receiving First Data Corporation Health and Welfare Plan benefits pursuant to a termination agreement or an “Agreement and Release” under the applicable First Data severance policy, and any dependent of such Domestic Business Employee, who elected or is eligible to elect, pursuant to rights under COBRA or any comparable state law, to continue participation in the First Data Corporation Health and Welfare Benefit Plan on the applicable date of termination;

(2) Disabled Persons. First Data shall continue to be responsible after the Distribution Date for all claims for long-term disability incurred prior to the Distribution Date by any non-union Domestic Business Employee who is absent from active employment due to a total disability, as defined in the First Data Corporation Health and Welfare Benefit Plan, on or prior to the Distribution Date to the extent that such long-term disability benefits are provided under an insurance contract. First Data shall also be responsible for long-term disability benefits for any Domestic Business Employee who is receiving weekly short-term disability benefits as of the Distribution Date and who becomes eligible for long-term disability benefits thereafter, provided that the total disability relates to the same condition for which weekly short-term disability benefits were paid and, provided further, that such long-term disability benefits are payable under an insurance contract. Western Union shall assume and be solely responsible for all other claims for long-term disability payable on or after the Distribution Date with respect to any Business Employee and shall continue to be responsible for all claims for short-term disability benefits for any Domestic Business Employee, without regard to when the disability occurred.

4.05 Flexible Spending Accounts. For the period beginning at the close of business on the Distribution Date and ending as of 11:59 p.m. on December 31, 2006, all eligible non-union Domestic Business Employees shall continue to be eligible to participate in the First Data Flexible Spending Account Plan (the “First Data FSA”). Payflex, the current First Data FSA vendor, shall maintain the flexible spending account balances for all Domestic Business Employees under the First Data FSA as of December 31, 2006. All 2006 Claims made by Domestic Business Employees shall be submitted to Payflex. Any forfeitures attributable to Domestic Business Employees under the First Data FSA which occur after all 2006 Claims have been processed by Payflex shall be used by First Data as permitted under applicable regulations and an equivalent amount reimbursed to Western Union. For purposes of this Section 4.05, the term “2006 Claims” means: (i) any claims by Domestic Business Employees incurred on or prior to December 31, 2006, and (ii) any claims by Domestic Business Employees incurred through

March 15, 2007 and which are designated by the Domestic Business Employees to be offset against their respective December 31, 2006 balances under the First Data FSA. Effective January 1, 2007, Western Union shall adopt and maintain a flexible spending account plan (the “Western Union FSA”) with a new FSA vendor. All claims incurred under the Western Union FSA by Domestic Business Employees shall be made to the new Western Union FSA vendor.

4.06 First Data Assets. First Data shall retain all claim reserves, bank accounts, trust funds or other balances maintained by or on behalf of the First Data Corporation Health and Welfare Benefit Plan.

ARTICLE V

EQUITY COMPENSATION PLANS

5.01 Stock Options.

(a) First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors, so that options issued under the First Data Corporation 1992 Long Term Incentive Plan, the 2002 First Data Corporation Long Term Incentive Plan, the First Data Corporation 1993 Director’s Stock Option Plan, the Concord EFS, Inc. 1993 Incentive Stock Option Plan, the Concord EFS, Inc. 2002 Stock Option Plan, and the Star Systems, Inc. 2000 Equity Incentive Plan (collectively, the “First Data LTIPs”) to purchase First Data Common Stock (“First Data Stock Options”) held at the close of business on the Distribution Date by current and former employees and directors of First Data and its Subsidiaries and Affiliates who will not be Transferred Employees and Business Employees whose employment terminated prior to the Distribution Date (or their respective transferees) shall be replaced pursuant to the terms of the First Data LTIPs with an adjusted First Data Stock Option with an adjusted exercise price and a substitute option issued under The Western Union Company 2006 Long Term Incentive Plan or The Western Union Company 2006 Non-Employee Directors’ Equity Plan (collectively the “Western Union LTIPs”) to purchase Western Union Common Stock (a “Western Union Stock Option”). Such replacement will be implemented in a manner such that immediately following the Distribution (i) the number of shares relating to the adjusted First Data Stock Option will be equal to the number of shares of First Data Common Stock subject to such option immediately prior to the Distribution, (ii) the number of shares subject to the substitute Western Union Stock Option will be equal to the number of shares of Western Union Common Stock that the option holder would have received in the Distribution had the First Data Common Stock subject to the option represented outstanding shares of First Data Common Stock, and (iii) the per share option exercise price of the original First Data Stock Option will be proportionally allocated between such separate stock options based upon the relative per share trading prices of First Data Common Stock and Western Union Common Stock immediately following the Distribution, with the intention that such adjustment and substitution satisfy the requirements of Section 424 of the Code and avoid treatment as non-qualified deferred compensation subject to Section 409A of the Code. Each adjusted First Data Option and substituted Western Union Option adjusted from or substituted for an original First Data Option described in this Section 5.01(a), when combined, will in the exclusive and sole discretion of the Compensation Committee of the First Data Board of Directors preserve the intrinsic value of such original First Data Option, and each will preserve the ratio from the original option of the exercise price to the fair market value of the stock subject to the option. Fractional shares shall be adjusted or compensated by First Data as appropriate in the sole discretion of the Compensation Committee of the First Data Board of Directors.

(b) First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors, so that First Data Stock Options held at the close of business on the Distribution Date by a Business Employee, other than a Business Employee whose employment terminated prior to the Distribution Date, and each First Data Stock Option held by a director of First Data who will become a director of Western Union on or before the Distribution Date (or their respective transferees) will, pursuant to the terms of the applicable First Data LTIP and the applicable Western Union LTIP and this Agreement, be replaced with a substitute Western Union Stock Option issued under the Western Union LTIPs, with the intention that such substitution satisfy the requirements of Section 424 of the Code and avoid treatment as non-qualified deferred compensation subject to Section 409A of the Code. Each such substitute option will in the absolute discretion of the Compensation Committee of the First Data Board of Directors preserve the intrinsic value of the original First Data Stock Option for which it is substituted and the ratio in the original option of the exercise price to the fair market value of the stock by adjusting the number of shares purchasable and the exercise price, based on a comparison of the trading price of First Data Common Stock on the last trading day immediately prior to the Distribution, which includes the value of Western Union, and the trading price of Western Union Common Stock on the first trading day immediately after the Distribution. Fractional shares shall be adjusted or compensated by First Data as appropriate in the sole discretion of the Compensation Committee of the First Data Board of Directors.

(c) With respect to substituted Western Union Stock Options held by current and former employees and directors of First Data and its Subsidiaries and Affiliates (and their respective transferees), Western Union shall engage Salomon Smith Barney or such other entity as shall be designated by Western Union (with the consent of First Data, which consent shall not unreasonably be withheld) to act as recordkeeper for such substituted Western Union Stock Options (including the responsibility to take customary actions with respect to broker-assisted cashless exercise thereof). If the exercise of such substituted Western Union Stock Options is made pursuant to a broker-assisted cashless exercise through the recordkeeper in accordance with the regulations of the Federal Reserve Board, then immediately after such exercise, the recordkeeper shall sell the number of shares necessary for the following payments to be remitted (which may be all the shares): (i) to the issuer of the option, the exercise price, and (ii) to the employer of the option holder, the employee’s share of income and payroll taxes. Thereafter, there shall be remitted to the option holder: (i) the balance of the proceeds from the sale of all shares or (ii) the remaining whole shares and cash for any fractional shares, as applicable.

5.02 Restricted Stock. First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors pursuant to the terms of the applicable First Data LTIP and the applicable Western Union LTIP and this Agreement, so that current and former employees and directors of First Data and its Subsidiaries and Affiliates who will not be Transferred Employees, and Business Employees whose employment terminated prior to the Distribution Date, (or their respective transferees) and who on the Distribution Date hold shares of First Data Common Stock issued under one or more First Data LTIPs that are subject to restrictions on sale and transfer (“First Data Restricted Stock”) receive shares of Western Union Common Stock that are subject to restrictions on sale and transfer (“Western Union Restricted Stock”) in connection with the Distribution under the applicable Western Union LTIP based upon the number of shares of First Data Restricted Stock they hold. In the case of any outstanding First Data Restricted Stock awards which vest based on attainment of a specified share price of First Data Common Stock, such price targets shall be adjusted based on the relative per share trading prices of First Data Common Stock and Western Union Common Stock immediately following the Distribution. First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors pursuant to the terms of the applicable First Data LTIP and the applicable Western Union LTIP and this Agreement, so that the shares of First Data Restricted Stock held by Business Employees, other than Business Employees whose employment terminated prior to the Distribution Date, and any First Data director who will become a director of Western Union on or before the Distribution Date, (or their respective transferees) will be replaced with substitute shares of Western Union Restricted Stock issued under the applicable Western Union LTIP. Each such substitute Western Union Restricted Stock award will in the absolute discretion of the Compensation Committee of the First Data Board of Directors preserve the intrinsic value of the original First Data Restricted Stock award for which it was substituted by adjusting the number of restricted shares based on a comparison of the trading price of First Data Common Stock on the last trading date immediately prior to the Distribution, which includes the value of Western Union, and the trading price of Western Union Common Stock on the first trading date immediately after the Distribution. In the case of any outstanding First Data Restricted Stock awards which vest based on attainment of a specified share price of First Data Common Stock, such price targets of the replaced Western Union Restricted Stock shall also be adjusted based on a comparison of the trading price of First Data Common Stock on the last trading date immediately prior to the Distribution, which includes the value of Western Union, and the trading price of Western Union Common Stock on the first trading date immediately after the Distribution. All employment with both First Data and Western Union shall be taken into account for purposes of determining when the restrictions on the sale and transfer of such shares lapse. Such substitution and replacement shall be intended to satisfy the requirements of Section 424 of the Code and avoid treatment as non-qualified deferred compensation subject to Section 409A of the Code. Fractional shares shall be adjusted or compensated by First

Data as appropriate in the sole discretion of the Compensation Committee of the First Data Board of Directors.

5.03 Restricted Stock Units. First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors pursuant to the terms of the applicable First Data LTIP and the applicable Western Union LTIP and this Agreement, so that current and former employees and directors of First Data and its Subsidiaries and Affiliates who will not be Transferred Employees and Business Employees whose employment terminated prior to the Distribution Date (or their respective transferees) will have each of their First Data Restricted Stock Units (as defined in the First Data LTIPs) replaced with an adjusted First Data Restricted Stock Unit and a substitute Western Union restricted stock unit issued under the Western Union LTIPs (“Western Union Restricted Stock Unit”). The number of Western Union Restricted Stock Units issued in replacement for such First Data Restricted Stock Units shall be calculated so that immediately following the Distribution (i) the number of First Data Restricted Stock Units will be equal to the number of First Data Restricted Stock Units held by the participant immediately prior to the Distribution, and (ii) the number of Western Union Restricted Stock Units will be equal to the number of shares of Western Union Common Stock that the holder of the restricted stock unit would have received in the Distribution had the First Data Restricted Stock Unit represented outstanding shares of First Data Common Stock. First Data and Western Union shall take any and all action as shall be necessary or appropriate, including without limitation, approval of the provisions of this Article V by the Western Union Board of Directors and the Compensation Committee of the First Data Board of Directors pursuant to the terms of the applicable First Data LTIP and the applicable Western Union LTIP and this Agreement, so that each First Data Restricted Stock Unit held by a Business Employee (or their respective transferees), other than a Business Employee whose employment terminated prior to the Distribution Date, will be replaced with a substitute Western Union Restricted Stock Unit issued under the applicable Western Union LTIP. It is intended that each substitute restricted stock unit will in the sole and absolute judgment of the Compensation Committee of the First Data Board of Directors preserve the intrinsic value of the original First Data Restricted Stock Unit for which it was substituted by representing a number of Western Union Restricted Stock Units based on a comparison of the trading price of First Data Common Stock on the last trading date immediately prior to the Distribution, which includes the value of Western Union, and the trading price of Western Union Common Stock on the first trading date immediately after the Distribution. Such substitute Western Union Restricted Stock Units will take into account all employment with both First Data and Western Union, and their respective Subsidiaries and Affiliates, for purposes of determining when the restricted stock unit vests. Such substitution and replacement shall be intended to satisfy the requirements of Section 424 of the Code and avoid treatment as non-qualified deferred compensation subject to Section 409A of the Code. Fractional shares shall be adjusted or compensated by First Data as appropriate in the sole discretion of the Compensation Committee of the First Data Board of Directors.

5.04 Approval and Terms of Equity Awards. By its approval of this Article V, the Board of Directors of Western Union, as issuer of substitute and replacement awards provided hereunder, and the Compensation Committee of the Board of Directors of First Data, as sole shareholder of Western Union, hereby adopt and approve, respectively, the issuance of the substitute and replacement options and awards provided for herein. Except as set forth above, the terms of the First Data LTIPs and of the outstanding equity compensation awards held by participants under the First Data LTIPs and this Agreement and the substitute Western Union equity awards shall be subject to the terms of such plans and applicable award agreements (including but not limited to, the First Data LTIP provisions which require full vesting upon a change of control of First Data), except that references in such outstanding substitute and replacement Western Union awards to “Board” and “Compensation Committee” shall mean the Board and Compensation Committee of Western Union. Notwithstanding the foregoing, substitute awards made under the Western Union LTIPs pursuant to Western Union’s obligations under this Agreement shall take into account all employment with both First Data and Western Union, and their respective Subsidiaries and Affiliates, for purposes of determining when such awards vest and terminate. Such substitution shall be intended to satisfy the requirements of Section 424 of the Code and avoid treatment as non-qualified deferred compensation subject to Section 409A of the Code.

5.05 Responsibility for Tax Withholding, Reporting, and Social Insurance Contributions. First Data and Western Union agree that, unless prohibited by applicable law, (a) First Data shall be responsible for all tax withholding and reporting obligations and shall pay the employer’s share of any social insurance tax obligations that arise in connection with the grant, vesting, exercise, transfer or other settlement of the substitute and replacement awards held by current and former employees and directors of First Data and its Subsidiaries and Affiliates who will not be Transferred Employees (or their respective transferees), (b) Western Union shall be responsible for all tax withholding and reporting obligations and shall pay the employer’s share of any social insurance tax obligations that arise in connection with the grant, vesting, exercise, transfer or other settlement of the substitute and replacement awards held by Business Employees (or their transferees). First Data and Western Union agree to enter into any necessary agreements regarding the subject matter of this Section 5.05 to enable First Data and Western Union to fulfill their respective obligations hereunder, including but not limited to compliance with all applicable laws and regulations regarding the reporting, withholding or remitting of income and social insurance taxes.

5.06 No Change of Control. The Distribution will not constitute a “change of control” for purposes of First Data equity awards which are outstanding as of the Distribution Date.

5.07 Establishment of Western Union Equity Plans. Effective as of the Distribution Date, Western Union shall establish the Western Union LTIPs to provide for awards which may include the following: (i) stock options (both qualified and nonqualified), (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards, (v) phantom stock units, (vi) performance grants and (vii) bonus awards, including, without limitation, the awards provided for herein. In exercising its power and authority hereunder with respect to replacement and substitute stock-based awards held by current and former employees (other than Transferred Employees) and directors of First Data, its Subsidiaries and Affiliates (and their respective transferees), Western Union shall (i) act in good faith and (ii) cooperate with and give due regard to any information provided by First

Data. In addition, with respect to such replacement and substitute stock-based awards, Western Union shall not, without the prior written consent of the First Data Compensation Committee, take any discretionary action to accelerate vesting of any such awards.

ARTICLE VI

COMPENSATION MATTERS

AND GENERAL BENEFIT MATTERS

6.01 Cessation of Participation in First Data Plans and Non-ERISA U.S. Benefit Arrangements. Except as otherwise provided in this Agreement or as required by the terms of any First Data Plan or First Data Non-ERISA Benefit Arrangement, or by applicable law, First Data and Western Union shall take any and all action as shall be necessary or appropriate so that participation in First Data Plans and First Data Non-ERISA Benefit Arrangements by all Business Employees shall terminate as of the close of business on the Distribution Date and Western Union shall cease to be a participating employer under the terms of such First Data Plans and First Data Non-ERISA Benefit Arrangements as of such time.

6.02 Assumption of Certain Employee Related Obligations. Except as otherwise provided in this Agreement, effective as of the close of business on the Distribution Date, Western Union shall assume, and none of First Data or any of its Subsidiaries or Affiliates shall have any further liability for, the following agreements, obligations and liabilities and Western Union shall indemnify First Data and its Subsidiaries and Affiliates, and the officers, directors, and employees of each, and hold them harmless with respect to such agreements, obligations or liabilities:

(a) Agreements entered into between First Data, its Subsidiaries or Affiliates and Business Employees.

(b) Agreements entered into between First Data, its Subsidiaries or Affiliates and independent contractors providing services solely to the Transferred Business.

(c) All collective bargaining agreements, collective agreements, trade union, or works council agreements entered into between First Data, its Subsidiaries or Affiliates and any union, works council, or other body representing only Business Employees.

(d) All wages, salary, incentive compensation, commissions and bonuses payable to Business Employees on or after the Distribution Date, without regard to when such wages, salary, incentive compensation, commissions and bonuses are or may have been earned.

(e) All moving expenses and obligations related to relocation, repatriation, transfers, or similar items incurred by or owed to Business Employees [except those listed on Schedule 6.02(e) hereto].

(f) All immigration-related, visa, work application, or similar rights, obligations and liabilities related to Business Employees.

(g) All liabilities and obligations whatsoever of the Transferred Business with respect to claims made by or with respect to Business Employees or any other persons who at any time prior to the Distribution Date had employment duties primarily related to the Transferred Business relating to any employee benefit plan, program or policy not otherwise retained or assumed by First Data pursuant to this Agreement, including such liabilities relating to actions or omissions of or by Western Union or any officer, director, employee or agent thereof prior to the Distribution Date.

6.03 Restrictive Covenants in Employment and Other Agreements. To the extent permitted under applicable law, following the Distribution, Western Union and its Subsidiaries and Affiliates shall be considered to be successors to First Data and its Subsidiaries and Affiliates for purposes of all agreements containing restrictive covenants (including but not limited to confidentiality and non-competition provisions) between First Data (or a First Data Subsidiary or Affiliate) and Business Employees, employees of First Data (or a First Data Subsidiary or Affiliate) as of the Distribution Date that Western Union reasonably determines have substantial knowledge of the Transferred Business, former employees and independent contractors executed prior to the Distribution Date such that each of First Data, Western Union and their respective Subsidiaries and Affiliates shall all enjoy the rights and benefits under such agreements, with respect to such party’s and their respective Subsidiaries” and Affiliates’ business operations; provided, however, that (a) in no event shall First Data be permitted to enforce the restrictive covenant agreements against Business Employees in their capacity as employees of Western Union or its Subsidiaries, and (b) in no event shall Western Union be permitted to enforce the restrictive covenants agreements of First Data employees in their capacity as employees of First Data or its Subsidiaries.

6.04 Severance. Effective as of the Distribution Date, Western Union may establish one or more severance plans and policies with respect to Business Employees as Western Union deems appropriate in its discretion. First Data shall have no liability or obligation under any First Data severance plan or policy with respect to Business Employees whose employment terminates on or after the Distribution Date. Following the Distribution Date, First Data shall continue to be responsible for administering all payments and benefits under the applicable First Data severance policies or any termination agreements with Business Employees, with respect to Business Employees whose employment has terminated prior to the Distribution Date for an eligible reason under such policies or in accordance with such agreements; provided that Western Union shall reimburse, and shall indemnify First Data, and its Subsidiaries and Affiliates, for any amounts payable to Business Employees under such policies and that Western Union shall be charged for the continuation of Welfare Plan benefits to such terminated Business Employees and their dependents on and after the Distribution Date on terms consistent with the methodology specified in the Health and Life Benefits Schedule to the Transition Services Agreement. First Data agrees to indemnify Western Union against any loss or liability resulting from First Data’s gross negligence, willful misconduct or bad faith in the administration of its severance policies or any termination agreement with a Business Employee. It is not intended that any Business Employee will be eligible for termination or severance payments or benefits from First Data or its Subsidiaries or Affiliates as a result of the transfer or change of employment from First Data to Western Union or their respective Subsidiaries or Affiliates. Notwithstanding the preceding sentence, in the event that any such termination or severance payments or benefits become payable on account of such transfer, change or the refusal of a Business Employee to accept employment with Western Union, Western Union shall indemnify First Data, and its Subsidiaries and Affiliates, for the amount of such termination or severance payments or benefits.

6.05 Past Service Credit. With respect to all Domestic Business Employees, Western Union shall recognize all service recognized under the comparable First Data Plans and First Data Non-ERISA Benefit Arrangements for purposes of determining eligibility, participation, vesting, and calculation of benefits under Western Union’s comparable plans and programs, provided that there shall be no duplication of benefits for Business Employees under Western Union’s plans and programs. First Data will provide to Western Union copies of any records available to First Data to document such service, plan participation and membership and cooperate with Western Union to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to such Domestic Business Employees. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, First Data and Western Union shall each comply with all applicable laws, regulations and internal policies and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

6.06 Accrued Vacation Days Off. Western Union shall recognize and assume all liability for all vacation, holiday, sick leave, flex days and personal days off, including banked vacation, accrued by Business Employees as of the Distribution Date and Western Union shall credit each Business Employee with such days off accrual.

6.07 Leaves of Absence. Western Union will continue to apply the leave of absence policies maintained by First Data to inactive Business Employees who are on an approved leave of absence as of the Distribution Date. Leaves of absence taken by Business Employees prior to the Distribution Date shall be deemed to have been taken as employees of Western Union.

6.08 First Data Assets. Except as otherwise set forth herein, First Data shall retain all reserves, bank accounts, trust funds or other balances maintained with respect to First Data’s Non-ERISA Benefit Arrangements.

6.09 Further Cooperation/Personnel Records/Data Sharing. The parties shall provide each other such records and information only as necessary or appropriate to carry out their obligations under law, this Agreement, or for the purposes of administering the Western Union plans and policies. The parties shall take commercially reasonable actions so that after the Distribution, all ministerial matters relating to Western Union equity awards issued to individuals who immediately after the Distribution remain employees and directors of First Data or its Subsidiaries or Affiliates can be administered by First Data. First Data shall provide information requested by Western Union relating to First Data employee status changes (such as terminations, retirements, etc.) and exercised options during the ten-year period beginning on the Distribution Date. Subject to applicable law, all information and records regarding employment and personnel matters of Business

Employees shall be accessed, retained, held, used, copied and transmitted after the Distribution Date by Western Union in accordance with all laws and policies relating to the collection, storage, retention, use, transmittal, disclosure and destruction of such records. Access to such records after the Distribution Date will be provided to First Data in accordance with Article [__] of the Distribution Agreement. Notwithstanding the foregoing, First Data shall retain reasonable access to those records necessary for First Data’s continued administration of any plans or programs on behalf of Business Employees after the Distribution Date, provided that such access shall be limited to individuals who have a job-related need to access such records. First Data shall also retain copies of all confidentiality and non-compete agreements with any Business Employee in which First Data has a valid business interest. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all such information, First Data and Western Union shall each comply with all applicable laws, regulations and internal policies, and each party shall indemnify and hold harmless the other party from and against any and all liability, claims, actions, and damages that arise from a failure (by the indemnifying party) to so comply with all applicable laws, regulations and internal policies applicable to such information.

ARTICLE VII

GENERAL PROVISIONS

7.01 Preservation of Rights to Amend. The rights of First Data or Western Union to amend or terminate any plan, program, or policy referred to herein shall not be limited in any way by this Agreement.

7.02 Confidentiality. Each Party agrees that the specific terms and conditions of this Agreement and any information conveyed or otherwise received by or on behalf of a Party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions set forth in Section 14.8 of the Distribution Agreement.

7.03 Administrative Complaints/Litigation. Except as otherwise provided in this Agreement, as of and after the Distribution Date, Western Union shall assume, and be solely liable for, the handling, administration, investigation, and defense of actions, including, without limitation, ERISA, occupational safety and health, employment standards, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against First Data or Western Union by any Business Employee (including any dependent or beneficiary of a Business Employee), or any other person to the extent such actions or claims arise out of or relate to employment or the provision of services (whether as an employee, contractor, consultant, or otherwise) to or with the Transferred Business. Any Losses arising from such actions shall be deemed Assumed Liabilities under the Distribution Agreement.

7.04 Reimbursement and Indemnification. The parties hereto agree to reimburse each other, within 30 days of receipt from the other party of appropriate verification, for all costs and expenses which each may incur on behalf of the other as a result of any of the Welfare Plans, Pension Plans and Non-ERISA Benefit Arrangements and, as contemplated by Section 6.04, any termination or severance payments or benefits.

All liabilities retained, assumed or indemnified against by Western Union pursuant to this Agreement, and all liabilities retained, assumed or indemnified against by First Data pursuant to this Agreement, shall in each case shall be subject to the indemnification provisions of Article XII of the Distribution Agreement.

7.05 Entire Agreement. This Agreement, including the Schedules hereto and the sections of the Distribution Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior agreements, negotiations, discussions, understandings, writings and commitments between the Parties with respect to such subject matter.

7.06 Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware, as though all acts and omissions related hereto occurred in Delaware.

7.07 Amendment. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of First Data and Western Union.

7.08 Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party or Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by an authorized representative of such Party. The failure of any Party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, or in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

7.09 Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision or provisions shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

7.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by and delivered to each of the Parties.

7.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns; provided, however, that the rights and obligations of either Party under this Agreement shall not be assignable by such Party without the prior written consent of the other Party. The successors and permitted assigns hereunder shall include any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise).

7.12 Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when delivered or mailed in accordance with the terms of Section 15.9 of the Distribution Agreement.

7.13 Performance. Each Party shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party.

7.14 No Public Announcement. Neither First Data nor Western Union shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that either Party shall be so obligated by law or the rules of any regulatory body, stock exchange or quotation system, in which case the other Party shall be advised and the Parties shall use commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with applicable law, accounting and SEC disclosure obligations or the rules of any stock exchange.

7.15 Limited Liability. Notwithstanding any other provision of this Agreement, no individual who is a stockholder, director, employee, officer, agent or representative of Western Union or First Data, in its capacity as such, shall have any liability in respect of or relating to the covenants or obligations of such Party under this Agreement and, to the fullest extent legally permissible, each of Western Union and First Data, for itself and its respective stockholders, directors, employees, officers and Affiliates, waives and agrees not to seek to assert or enforce any such liability that any such Person otherwise might have pursuant to applicable law.

7.16 Mutual Drafting. This Agreement shall be deemed to be the joint work product of First Data and Western Union and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

7.17 Dispute Resolution. The Parties agree that any dispute, controversy or claim between them with respect to the matters covered hereby shall be governed by and resolved in accordance with the procedures set forth in Article XIII of the Distribution Agreement.

7.18 No Third Party Beneficiaries. No Business Employee or other current or former employee of First Data or Western Union or any Subsidiary or Affiliate of either (or his/her spouse, dependent or beneficiary), or any other person not a party to this Agreement, shall be entitled to assert any claim hereunder. The provisions of this Agreement are solely for the benefit of the Parties and their respective Affiliates, successors and permitted assigns and shall not confer upon any third Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

7.19 Effect if Distribution Does Not Occur. Notwithstanding anything in this Agreement to the contrary, if the Distribution Agreement is terminated prior to the Distribution Date, this Agreement shall be of no further force and effect.

7.20 Corporate Authorization. The officers of First Data and Western Union are hereby authorized, empowered and directed, in the name and on behalf of each of First Data and Western Union, respectively, to take or cause to be taken all such further action, to execute and deliver or cause to be executed and delivered all such further agreements, certificates, instruments and documents, to make or cause to be made all such filings with governmental or regulatory authorities, and to pay or cause to be paid all such fees and expenses, in each case which shall in such officers’ judgment be deemed necessary, proper or advisable to effect and carry out the intent of this Agreement, such determination to be evidenced conclusively by such officers’ execution and delivery thereof or taking of action in respect thereto.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed in their names by a duly authorized officer as of the date first written above.

FIRST DATA CORPORATION

By:
Name:
Title:

THE WESTERN UNION COMPANY

By:
Name:
Title: